UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 5, 2018

ARATANA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35952	38-3826477
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11400 Tomahawk Creek Parkway, Suite 340, Leawood, KS 66211

(Address of principal executive offices) (Zip Code)

(913) 353-1000

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

On July 5, 2018 (the “Effective Date”), Aratana Therapeutics, Inc. (the “Company,” “we,” and “our”) and Pacira Pharmaceuticals, Inc. (“Pacira”, and together with the Company, the “Parties”), entered into an amendment and restatement of the Exclusive License, Development and Commercialization Agreement dated December 5, 2012 between the Parties (the “A&R License Agreement”) and an amendment and restatement of the Supply Agreement dated December 5, 2012 between the Parties (the “A&R Supply Agreement”, and together with the A&R License Agreement, the “Amended Agreements”). The original Exclusive License, Development and Commercialization Agreement (the “Original License Agreement”) was filed as Exhibit 10.24, and the original Supply Agreement was filed as Exhibit 10.25, to Amendment No. 1 to the Company’s Registration Statement on Form S-1 on April 11, 2013.  The Amended Agreements primarily relate to providing access and supply of a 10ml vial size by Pacira to the Company for NOCITA® (bupivacaine liposome injectable suspension).

Under the A&R Supply Agreement, Pacira has agreed to manufacture and supply the Licensed Product (as defined in the Original License Agreement) in a 10ml vial size in addition to the 20ml vial size that is currently supplied to the Company.  The supply price for the 10ml vial size charged by Pacira to the Company shall remain fixed pursuant to the A&R Supply Agreement until December 31, 2021 (the “Initial Price Term”).  Prior to the end of the Initial Price Term, the Parties have agreed to negotiate in good faith the applicable terms related to the 10ml vial, including the price, for the period subsequent to the Initial Price Term.  If the Parties are unable to reach agreement, then as of January 1, 2022 and on each anniversary thereafter during the term of the A&R Supply Agreement, the price for the 10ml vial shall be automatically increased by a low single-digit percentage.

Under the A&R License Agreement, the Parties agreed to amend various sections of the Original License Agreement, including Section 5 (Payments and Royalties), to incorporate the introduction of the 10ml vial size.  The Parties agreed that during the Initial Price Term, the Company shall not be obligated to pay any royalty payments to Pacira on the sales of the 10ml vial pursuant to Section 5.3.1 and thereafter, the Parties shall negotiate in good faith the applicable terms relating to the 10ml vial in accordance with the A&R Supply Agreement, as described above.  The Parties also agreed to reduce the annual net sales thresholds for achieving each of the potential commercial milestone payments owed to Pacira pursuant to Section 5.2.1.  In addition, the Parties agreed to lower the minimum annual revenue payment to be provided to Pacira from the Company and delayed by one year the first period in which this minimum annual revenue payment would need to be met by the Company such that it is now expected to commence on January 1, 2023 pursuant to Section 10.2.6 (Termination for Failure to Achieve Minimum Annual Revenue).  The Parties agreed to modify Section 4.5 (No Competing Products) to specify and narrow the definition of a Competing Product to those injectable analgesic products preventing pain for at least forty-eight to seventy-two hours post-surgery as an active pharmaceutical ingredient labelled for the control of post-operative pain for surgical veterinary use.   The term of the A&R License Agreement was extended with the Initial Term commencing as of the new Effective Date pursuant to Section 10.1 (Term).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARATANA THERAPEUTICS, INC.

Date: July 9, 2018	By:
/s/ Steven St. Peter
Steven St. Peter

President and Chief Executive Officer